Exhibit 10.21

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT is dated as of April 30, 2002, between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997, and July 23, 1997, and those certain Third, Fourth, Fifth, Sixth, Seventh and Eighth Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001 and July 1, 2001, respectively (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans extended by Lender to Borrower: (i) a $2,000,000.00 revolving line of credit loan (the “Revolving Loan”); and (ii) a consolidated term loan in the original principal sum of $6,290,373.00 (the “Term Loan”); and

WHEREAS, Borrower has asked Lender to renew the Revolving Loan until April 29, 2003; and

WHEREAS, Lender has agreed to the foregoing requests provided Borrower executes and delivers such documents and instruments required by Lender, including a new renewal revolving note described below and this Amendment;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.                                       The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.                                       The definitions of “Borrowing Base”, “Termination Date” and “UCC” in Section 1.1 of the Loan Agreement are each amended in its entirety to read as follows:

“Borrowing Base” shall mean, as of any applicable date of determination, an amount equal to eighty percent (80%) of Borrower’s Eligible Accounts.

“Termination Date” shall mean April 29, 2003, or such earlier date upon which the Revolving Note becomes due and payable.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois from time to time.

3.                                       The first sentence of the first paragraph in Section 2.3 of the Loan Agreement is amended to read as follows:

“2.3                           Revolving Note.  The Revolving Loan shall be evidenced by a renewal revolving note, executed by the Borrower, dated April 30, 2002, payable to the Lender on April 29, 2003, and in the principal sum of Two Million and 00/100 ($2,000,000.00) Dollars (the “Revolving Note”).”

Hereafter, all references in the Loan Agreement and in this Amendment to the term “Revolving Note” shall be deemed to refer to the aforesaid renewal revolving note dated April 30, 2002, in the principal sum of $2,000,000.00, executed by Borrower, payable to the order of Lender on April 29, 2003, together with interest payable monthly as therein described.

4.                                       Section 7.1 of the Loan Agreement is amended as follows:

(a)                                  The definition of “Accounts” is hereby amended in is entirety to read as follows:

“ACCOUNTS:  All present and future accounts, accounts receivable, health-care-insurance receivables, and other rights of the Borrower to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed of authorized to operate the game by a State or governmental unit of a State (excluding (i) rights to payment evidenced by chattel paper or an instrument, (iii) commercial tort claims, (iii) deposit accounts, (iv) investment property, (v) letter-of-credit rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card) (collectively, “Accounts”);”.

(b)                                 To add the following new last paragraphs at the end of Section 7.1:

“Without limiting the generality of the foregoing, to secure the prompt and complete payment, observance and performance of the Liabilities, Borrower hereby gives, grants and pledges to the Lender a continuing security interest in and to all of the Borrower’s right, title and interest in and to the following additional property and interests in property, whether now owned or existing or hereafter acquired or arising and wheresoever located: all letter-of-credit rights, supporting obligations, software, embedded software contained in Inventory and/or Equipment, commercial tort claims, notes secured by real estate, payment intangibles, and software together, in each instance, with all accessions and additions thereto, substitutions therefore, and all renewals, replacements, proceeds and products thereof.

Capitalized words and phrases used in this Section 7.1 herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the UCC.”

5.                                       Section 7.5 of the Loan Agreement is hereby amended to add the following new last paragraph thereto:

“In addition to the foregoing paragraph, Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of

Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Lender promptly upon request. To the extent applicable, Borrower also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date of this authorization. Borrower also authorizes the Lender to amend any existing UCC financing statements filed by the Lender against Borrower to reflect the Collateral.”

6.                                       Section 13.1 of the Loan Agreement is amended to add the following new subsection thereto:

“(v)                           The Borrower’s organizational identification number issued by the Secretary of State of Illinois is ________. The exact legal name of the Borrower is as set forth in the first paragraph of this Agreement, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name, except as reflected in Exhibit B attached hereto. The Borrower will not change its organizational identification number, its type of organization, its jurisdiction of organization or other legal structure.”

7.                                       Section 15 of the Loan Agreement is hereby amended to add the following new subsections thereto:

“(x)                             If the Lender receives a notice from any other secured party of a proposed disposition of the Collateral or any portion thereof or otherwise learns of any such proposed disposition (whether or not such security interest is permitted by the terms of this Agreement; nothing in this subsection shall be construed to constitute consent by Lender to the creation of any security interest in the Collateral other than the Lender’s security interest)”

8.                                       The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note (as renewed as aforesaid), the Term Note and all other Indebtedness.

Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note (as renewed as aforesaid), the Term Note and all other Indebtedness, it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

9.                                       In order to induce Lender to enter into this Agreement, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

10.                                 Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect. This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois.

11.                                 Borrower further agrees to reimburse the Lender for its legal fees incurred in documenting the Revolving Loan renewal and other changes hereinabove described.

IN WITNESS WHEREOF, the parties have entered into this Ninth Amendment to Loan and Security Agreement as of the 30th day of April, 2002.

BRAD FOOTE GEAR WORKS, INC.		LASALLE BANK NATIONAL
Borrower		ASSOCIATION, Lender

By:	/s/ J. Cameron Drecoll	By:	/s/ Dean Best
	J. Cameron Drecoll		Dean Best
Title:	President	Title:	Vice President

Attest:

By:	/s/ Joan M. Drecoll
Joan M. Drecoll
Title:	Secretary